Exhibit 99.2

Global. Connected. Sustainable. 2Q26 FINANCIAL RESULTS July 23, 2026 The meeting place for companies, technologies and data

Providing the essential community that combines power, proximity, and connectivity $108M Record Bookings 0-1MW + Interconnection Developing high-capacity infrastructure for the world’s leading cloud and AI providers and digital platforms Supports scalable hyperscale capacity growth, while enhancing fee income and shareholder returns Colocation & Connectivity Hyperscale Strategic Private Capital 2Q26 Financial Results 2 21% Bookings Growth (vs. Prior Year) Executing on Our Three Core Pillars of Growth Positioned for Long-Term Sustainable Growth 2GW Added in Kansas City Midwest Hub for AI and Cloud 34% Development Capacity Growth (vs. Prior Quarter) $9Bn AUM Acquisition of Columbia Capital(1) 38% Fee Income Growth(2) (vs. Prior Year) 1) Completion of the Columbia Capital acquisition is expected to occur in the second half of 2026, subject to customary closing conditions and regulatory approvals. 2) Excludes promote income.

3 Offering a Global Data Center Platform Capacity in Major Metros to Meet Growing Customer Demand Global Capacity ~9 GW Future Development IT Capacity 2Q26 Financial Results ~3 GW In-Place IT Capacity Note: As of June 30, 2026. ~12 GW Total Data Center IT Capacity

Development Capacity

For Growing Digital Transformation, Cloud and AI Workloads

9 GW

Future Development Capacity

~1.4 GW

Under Construction

- = >100MWs of Buildable Capacity
- = >25MWs and <100 MWs of Buildable Capacity
- = <25MWs of Buildable Capacity

CAPACITY BLOCKS



>100 MW
< 100 MW and > 25 MW
< 25 MW
10%
20%
70%



DIGITAL REALTY

Note: As of June 30, 2026. Totals reflect Consolidated and Unconsolidated facilities at 100% Share. Totals may not add due to rounding.
Buildable IT Capacity is the sum of the following: Land, Shell, and Data Center under Construction.

2Q26 Financial Results 4

Leading Data Center Partner for Sustainability Our Mission is to Deliver Sustainable Data Center Solutions for Our Customers, Communities and the Environment 2025 Sustainability Highlights Note: As of June 30, 2026. 2Q26 Financial Results 5

2Q26 Financial Results 2Q26 Financial Results 6

2Q26 Financial Results 7 Enabling the Meeting Place Another Record Quarter of 0-1MW + IX Bookings 142 New Logos Added $108M Bookings from 0-1MW + Interconnection 52% of total 2Q Bookings from 0-1 MW + Interconnection 2Q26 Results Note: Metrics presented at Digital Realty’s share.

Note: Totals may not add up due to rounding. 1) Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities. 2Q26 BOOKINGS AT DLR SHARE HISTORICAL BOOKINGS ANNUALIZED GAAP BASE RENT $ in millions Strong Demand Environment 0-1 MW $87.8M 42% of total bookings INTERCONNECTION $20.5M 10% of total bookings >1 MW $99.8M 48% of total bookings OTHER(1) $0.3M <1% of total bookings TOTAL BOOKINGS $208.5M 2Q26 Financial Results 8 0-1MW Interconnection >1 MW Other (1) • $307M Total Bookings at 100% Share • Signed Two Hyperscale Leases for $410M at 100% share, or $205M at DLR share, post quarter end $75 $150 $225 $300 $375 2022 2023 2024 2025 YTD 2026 Partner Share $50 $250 $450 $650 $850 $1,050 $1,250 2022 2023 2024 2025 YTD 2026

Note: Totals may not add up due to rounding. 1) Amounts shown represent GAAP annualized base rent from leases signed. 2) Historical backlog adjusted for asset sales and purchases, joint venture and fund contributions and other non-material reconciling items. 3) Includes approximately $380 million of incremental backlog related to Digital Realty's acquisition of a 64% stake in three fully leased data centers in Northern Virginia. 4) Amounts shown represent GAAP annualized base rent from leases signed, but not yet commenced, based on estimated future commencement date at time of signing. Actual commencement dates may vary. BACKLOG ROLL-FORWARD (1) $ in millions Consolidated Digital Realty Backlog Unconsolidated Entities Backlog, at DLR Share COMMENCEMENT TIMING (4) $ in millions 2Q26 Financial Results 9 $1,324M $120M $198M $1,244M $1,428M $208M $208M $1,427M 1Q26 Backlog Signed Commenced 2Q26 Backlog (2) • Backlog = ~30% of in-place Data Center Rent at DLR Share • Record Total Backlog of $1.9B at 100% Share Record Backlog Multi-Year Visibility $573M $393M $277M $1,244M $635M $480M $312M $1,427M 2026 2027 2028+ 2Q26 Backlog (3) (3)

Robust Pricing Environment Attractive Renewal Spreads 2Q26 RENEWAL SPREADS 0-1 MW > 1 MW OTHER (1) TOTAL 55% of total renewals 44% of total renewals 1% of total renewals Signed renewals representing $261 million of annualized rental revenue RENTAL RATE CHANGE RENTAL RATE CHANGE RENTAL RATE CHANGE RENTAL RATE CHANGE 5.5% 66.7% GAAP Note: Totals may not add up due to rounding. Rental rate change represents the beginning rental rate on agreements renewed, relative to the ending rental rate at expiration, weighted by net rentable square feet. Signed renewals amounts represent cash annualized rental revenue. 1) Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities. 5.2% CASH GAAP CASH 92.3% 7.6% CASH 15.2% GAAP 25.4% CASH 32.0% GAAP 2Q26 Financial Results 10 • Record Cash MTM Led by Strength in APAC • Raised Full-Year Renewal Spread Guidance by 250 bps

Revenue Exposure by Currency Currency Tailwinds 1% 5% 23% 5% 54% <1% 2% 4% 2026E $8.18 / Sh 1% SOFR +/- 100bps +0% GBP +/- 10% 2% EUR +/- 10% CORE FFO (excluding net promote) /SHARE EXPOSURE (2) EXPOSURE BY REVENUE (1) Note: Totals may not add up due to rounding. 1) As of June 30, 2026. Includes Digital Realty’s share of revenue from unconsolidated entities. 2) Core FFO (excluding net promote) is a non-GAAP financial measure. For a definition of Core FFO (excluding net promote) and reconciliation to its nearest GAAP equivalent, see the Appendix. 2Q26 Financial Results 11 2% <1% • Local Operations Funded in Local Currencies Act as a Natural Hedge • FX Benefit in 2Q <1% <1% 2Q25 U.S. DOLLAR INDEX 2Q26 ZAR 4% USD EURO SGD GBP 23% 5% 5% OTHER 1% CHF 54% 2% 1% BRL CAD 2% JPY 2% <1% <1% <1% 2% July-26 <1% 1% <1% <1% 85 90 95 100 105 110 115 Apr-25 Jul-25 Oct-25 Jan-26 Apr-26 <1% AUS

Matching the Duration of Assets and Liabilities Modest Near-Term Maturities, Well-Laddered Debt Schedule DEBT MATURITY SCHEDULE AS OF JUNE 30, 2026 (1)(2) (U.S. $ in billions) Note: As of June 30, 2026. 1) Includes Digital Realty’s pro rata share of unconsolidated entities’ loans and debt securities. 2) Assumes exercise of extension options. 3) Includes impact of cross-currency swaps. DEBT PROFILE 92% Unsecured Unsecured Secured 82% Non-USD Euro USD GBP Other 90% Fixed Fixed Floating 2Q26 Financial Results (3) 4.5 YEARS Weighted Avg. Maturity (1)(2) 12 2.9% Weighted Avg. Coupon (1) $0.5 $1.9 $3.0 $3.7 $3.1 $1.8 $1.9 $1.9 $1.1 $1.9 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035+ Unsecured Credit Facilities Unsecured Convertible Notes Unsecured Green Senior Notes - EUR Unsecured Green Senior Notes - CHF Other Unsecured Debt Unsecured Senior Notes - CHF Euro Term Loan Unsecured Senior Notes - GBP Pro Rata Share of JV Debt Secured Mortgage Debt Unsecured Senior Notes - USD Unsecured Senior Notes - EUR R € ¥ $ $ € ¥ $ € R$ ¥ R$ ¥ $ R$

2026 Financial Guidance Update
Improving Core Growth

	As of February 5, 2026	As of April 23, 2026	As of July 23, 2026	Better/Worse
Total Revenue **(excluding promote income)**	$6,600 – $6,700	$6,650 - $6,750	$6,850 - $6,950	▲
Adjusted EBITDA(1)	$3,600 – $3,700	$3,650 - $3,750	$3,750 - $3,850	▲
Rental Rates on Renewal Leases *(Cash)*	6.0% – 8.0%	6.5% - 8.5%	9.0% - 11.0%	▲
Year-End Portfolio Occupancy (2)	+50 – 100 bps	+50 – 100 bps	+75 – 125 bps	▲
Same-Capital Cash NOI Growth (1)	4.0% – 5.0%	4.0% – 5.0%	4.25 – 5.25%	▲
Core FFO per Share **(excluding net promote)** (1)	$7.90 – $8.00	$8.00 – $8.10	$8.15 – $8.20	▲
CC Core FFO per Share **(excluding net promote)**(1)(3)	$7.90 – $8.00	$7.95 – $8.05	$8.10 - $8.15	▲

Note: Dollars in millions except Core FFO per Share. The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, as it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items, such as debt issuances, that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

1) Adjusted EBITDA, Same-Capital Cash NOI Growth, Core FFO Per Share (excluding net promote), and Constant-Currency Core FFO (excluding net promote) per Share are non-GAAP financial measures. For definitions and reconciliations of these measures to their nearest GAAP equivalents, see the Appendix.
2) Year-end portfolio occupancy guidance based on IT load (kW).
3) Presented on a constant currency basis.

DIGITAL REALTY

2Q26 Financial Results 13

Consistent Execution on Strategic Vision

Delivering Strong Results, Seeding Future Growth

2Q26 Key Takeaways

1. Raised Guidance on Strong Operating Performance

Exceeded Expectations Across Revenue, Adj. EBTIDA and Core FFO[1], Driving a Higher 2026 Outlook

2. Record Performance and Renewal Spreads

Record 0-1MW + Interconnection Bookings of $100+M and Record Renewal Spreads at 25%

3. Record Backlog Supports Multi-Year Growth

Backlog Reached $1.9B[2], Providing Visibility to Support Multiple Years of Double-Digit Growth

4. Strategic Transactions Extend Growth Runway

Investments Across Colocation, Hyperscale, and Private Capital Enhance Scale and Position the Platform for Future Growth

Note:
1) Core FFO Per Share is a non-GAAP financial measures. For definition and reconciliation of this measures to its nearest GAAP equivalents, see the Appendix.
2) Backlog presented at 100% share.

DIGITAL REALTY
2Q26 Financial Results 14

Appendix 2Q26 Financial Results 15

Appendix Management Statements on Non-GAAP Measures 2Q26 Financial Results 16 The information included in this presentation contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and, therefore, may not be comparable. The non-GAAP financial measures should not be considered alternatives to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. Funds From Operations (FFO): We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) available to common stockholders (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to noncontrolling interests in operating partnership and reconciling items related to noncontrolling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. Core Funds from Operations (Core FFO) and Core FFO (excluding net promote): We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) gain (loss) on debt extinguishment and modifications, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX and derivatives revaluation, and (vii) other non-core expense adjustments. We calculate Core FFO (excluding net promote) by adding to Core FFO the net impact of (i) promote income and (ii) promote expense (collectively “net promote”). Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO and Core FFO (excluding net promote) as a measure of our performance is limited. Other REITs may calculate Core FFO and Core FFO (excluding net promote) differently than we do and accordingly, our Core FFO and Core FFO (excluding net promote) may not be comparable to other REITs’ Core FFO and Core FFO (excluding net promote). Core FFO and Core FFO (excluding net promote) should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. Adjusted Funds from Operations (AFFO): We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. EBITDA and Adjusted EBITDA: We believe that earnings before interest expense, gain (loss) on debt extinguishment and modifications, income tax expense (benefit), and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest expense and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, (x) gain on / issuance costs associated with redeemed preferred stock and (xi) net promote. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance. Net Operating Income (NOI) and Cash NOI: Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents data centers owned as of December 31, 2024 with less than 5% of total rentable square feet under development and excludes data centers that were undergoing, or were expected to undergo, development activities in 2025-2026, data centers classified as held for sale and contribution, and data centers sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Appendix Forward-Looking Statements This information in this presentation contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook; our expected investment and expansion activity; our joint ventures; the expected benefits and timing of PlatformDIGITAL®; the Data Gravity Index ; Data Gravity Index DGx ; public cloud services spending; the potential impact of artificial intelligence and data regulations; our sustainability initiatives; the expected effect of foreign currency translation adjustments on our financials; anticipated continued demand for our products and services; our liquidity; demand drivers and economic growth outlook; business drivers; our expected development plans and completions, including timing, total square footage, IT capacity and raised floor space upon completion; expected availability for leasing efforts and colocation initiatives; organizational initiatives; our product offerings; our connected data communities; joint venture opportunities; occupancy and total investment; our expected investment in our properties; our estimated time to stabilization and targeted returns at stabilization of our properties; our expected future acquisitions; acquisitions strategy; available inventory and development strategy; the signing and commencement of leases, and related rental revenue; lag between signing and commencement of leases; our backlog; future rents; our expected same store portfolio growth; our expected growth and stabilization of development completions and acquisitions; lease rollovers and expected rental rate changes; our re-leasing spreads; our expected yields on investments; our expectations with respect to capital investments at lease expiration on existing data center or colocation space; debt maturities; lease maturities; our other expected future financial and other results including guidance, and the assumptions underlying such results; our customers’ capital investments; our plans and intentions; future data center utilization, utilization rates, growth rates, trends, supply and demand; data center expansion plans; estimated kW/MW requirements; capital expenditures; the effect new leases and increases in rental rates will have on our rental revenues and results of operations; estimates of the value of our development portfolio; our ability to meet our liquidity needs, including the ability to raise additional capital; access to power; market forecasts; projected financial information and covenant metrics; Core FFO run rate and NOI growth; other forward looking financial data; leasing expectations; our exposure to tenants in certain industries; our expectations and underlying assumptions regarding our sensitivity to fluctuations in foreign exchange rates; and the sufficiency of our capital to fund future requirements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and discussions which do not relate solely to historical matters. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following: reduced demand for data centers or decreases in information technology spending; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center capacity; the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services; breaches of our obligations or restrictions under our contracts with our customers; our inability to successfully develop and lease new properties and development capacity, and delays or unexpected costs in development of properties; the impact of current global and local economic, credit and market conditions; increased tariffs, global supply chain or procurement disruptions, or increased supply chain costs; the impact from periods of heightened inflation on our costs, such as operating and general and administrative expenses, interest expense and real estate acquisition and construction costs; the impact on our customers’ and our suppliers’ operations during an epidemic, pandemic, or other global events; our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; our inability to retain data center capacity that we lease or sublease from third parties; information security, cyberattacks, security breaches, and data privacy breaches; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses; difficulties in identifying properties to acquire and completing acquisitions; risks related to joint venture investments, including as a result of our lack of control of such investments; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital; financial market fluctuations and changes in foreign currency exchange rates; adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges; our inability to manage our growth effectively; losses in excess of our insurance coverage; our inability to attract and retain talent; environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals; the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations; our inability to comply with rules and regulations applicable to our company; Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for U.S. federal income tax purposes; Digital Realty Trust, L.P.’s failure to qualify as a partnership for U.S. federal income tax purposes; restrictions on our ability to engage in certain business activities; and changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws and increases in real property tax rates; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2024, and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, PlatformDIGITAL, Data Gravity Index, Data Gravity Index DGx, ServiceFabric, AnyScale Colo, and Pervasive Data Center Architecture (PDx),among others, are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners. 2Q26 Financial Results 17

Reconciliation of Non-GAAP Items

To Their Closest GAAP Equivalent

Digital Realty Trust, Inc. and Subsidiaries
Reconciliation of Net Income Available to Common Stockholders to Funds From Operations (FFO)
(in thousands, except per share and unit data)
(unaudited)

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net income available to common stockholders	$ 443,108	$ 1,021,975	$ 612,201	$ 1,121,768
Adjustments:				
Noncontrolling interests in operating partnership	9,000	21,000	13,000	24,000
Real estate related depreciation and amortization (1)	499,106	451,050	990,071	883,700
Depreciation related to non-controlling interests	(24,292)	(21,038)	(48,018)	(40,518)
Real estate related depreciation and amortization related to investment in unconsolidated entities	62,972	59,172	123,263	115,033
(Gain) loss on real estate transactions	(7,988)	(931,830)	(8,214)	(932,941)
Provision for impairment	-	-	-	-
FFO available to common stockholders and unitholders	$ 981,906	$ 600,329	$ 1,682,303	$ 1,171,044
Basic FFO per share and unit	$ 2.73	$ 1.75	$ 4.73	$ 3.41
Diluted FFO per share and unit	$ 2.73	$ 1.75	$ 4.73	$ 3.42
Weighted average common stock and units outstanding				
Basic	360,181	343,546	355,698	343,073
Diluted	367,605	351,691	363,462	351,239
(1) Real estate related depreciation and amortization was computed as follows:				
Depreciation and amortization per income statement	507,106	461,167	1,006,617	904,175
Non-real estate depreciation	(8,000)	(10,117)	(16,546)	(20,473)
	$ 499,106	$ 451,050	$ 990,071	$ 883,702

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
FFO available to common stockholders and unitholders -- basic and diluted	$ 981,906	$ 600,329	$ 1,682,303	$ 1,171,044
Weighted average common stock and units outstanding	360,181	343,546	355,698	343,073
Add: Effect of dilutive securities	467	362	415	363
Weighted average common stock and units outstanding -- diluted	360,648	343,909	356,113	343,436

DIGITAL REALTY
2Q26 Financial Results 18

Reconciliation of Non-GAAP Items

To Their Closest GAAP Equivalent

Digital Realty Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (CFFO)
(in thousands, except per share and unit data)
(unaudited)

	Three Months Ended		Six Months Ended	
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
FFO available to common stockholders and unitholders -- diluted	$ 981,906	$ 600,329	$ 1,682,303	$ 1,171,044
Other non-core revenue adjustments	(80,837)	4,228	(80,866)	2,303
Transaction and integration expenses	38,703	22,546	54,388	62,448
Gain (loss) on debt extinguishment and modifications	-	-	4,119	-
Severance, equity acceleration and legal expenses	4,384	2,262	7,219	4,690
(Gain) / Loss on FX and derivatives revaluation	(1,608)	8,827	(6,006)	6,764
Other non-core expense adjustments	13,208	5,092	10,670	4,390
CFFO available to common stockholders and unitholders -- diluted	**$ 955,756**	**$ 643,284**	**$ 1,671,827**	**$ 1,251,639**
Net promote	(187,871)	-	(187,871)	-
Core Funds From Operations (excluding net promote)	**$ 767,885**	**$ 643,284**	**$ 1,483,956**	**$ 1,251,639**
CFFO impact of holding '25 Exchange Rates Constant	(7,720)	-	(34,138)	-
Constant Currency Core FFO (Excluding Net Promote)	$ 760,165	$ 643,284	$ 1,449,818	$ 1,251,639
Core FFO per share (excluding net promote) - diluted	$ 2.13	$ 1.87	$ 4.17	$ 3.64
Constant Currency Core FFO Per Share (Excluding Net Promote)	$ 2.11	$ 1.87	$ 4.07	$ 3.64

DIGITAL REALTY
2Q26 Financial Results 19

Reconciliation of Non-GAAP Items To Their Closest GAAP Equivalent 2Q26 Financial Results 20 June 30, 2026 June 30, 2025 June 30, 2026 June 30, 2025 Net income available to common stockholders $ 443,108 $ 1,021,975 $ 612,201 $ 1,121,768 Interest expense 113,943 109,383 230,327 207,847 (Gain) loss on debt extinguishment and modifications - - 4,119 - Income tax expense (benefit) 33,675 12,883 49,683 30,018 Depreciation and amortization 507,106 461,167 1,006,617 904,176 EBITDA 1,097,832 1,605,408 1,902,947 2,263,809 Unconsolidated JV real estate related depreciation & amortization 62,972 59,172 123,263 115,033 Unconsolidated JV interest expense and tax expense 37,142 31,243 72,956 64,633 Severance, equity acceleration and legal expenses 4,384 2,262 7,219 4,690 Transaction and integration expenses 38,703 22,546 54,388 62,448 (Gain) loss on disposition of properties, net (7,988) (931,830) (8,861) (932,940) Provision for impairment - - - - Other non-core adjustments, net (82,084) 9,545 (86,355) 5,229 Net promote (187,871) - (187,871) - Noncontrolling interests 4,318 14,790 (152) 11,212 Preferred stock dividends 10,181 10,181 20,362 20,362 Adjusted EBITDA $ 977,589 $ 823,319 $ 1,897,896 $ 1,614,475 Digital Realty Trust, Inc. and Subsidiaries Reconciliation of Net Income Available to Common Stockholders to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA (in thousands) (unaudited) Three Months Ended Six Months Ended

Reconciliation of Non-GAAP Items
To Their Closest GAAP Equivalent

Digital Realty Trust, Inc. and Subsidiaries
Reconciliation of Same Capital Cash Net Operating Income
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended	
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Rental revenues	$ 860,191	$ 798,338	$ 1,709,949	$ 1,581,098
Tenant reimbursements - Utilities	269,255	250,296	537,532	480,880
Tenant reimbursements - Other	37,983	31,524	68,536	63,512
Interconnection and other	104,210	95,640	203,460	184,840
Total Revenue	1,271,639	1,175,798	2,519,477	2,310,328
Utilities	298,503	275,249	596,279	538,301
Rental property operating	220,489	208,364	428,446	394,433
Property taxes	44,400	39,093	86,951	77,456
Insurance	5,419	5,339	10,894	10,259
Total Expenses	568,812	528,045	1,122,570	1,020,450
Net Operating Income	$ 702,827	$ 647,753	$ 1,396,907	$ 1,289,878
Less:				
Stabilized straight-line rent	$ 4,636	$ 6,988	$ 6,202	$ 7,039
Above and below market rent	683	537	1,320	1,102
Same Capital Cash Net Operating Income	$ 697,508	$ 640,228	$ 1,389,385	$ 1,281,737
Same Capital Cash NOI impact of holding '25 Exchange Rates Constant	(10,915)	-	$ (45,134)	$ -
Constant Currency Same Capital Cash Net Operating Income	$ 686,593	$ 640,228	$ 1,344,251	$ 1,281,739

	Three Months Ended		Six Months Ended	
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Total operating revenues	$ 1,924,040	$ 1,493,150	$ 3,559,213	$ 2,900,787
less:				
Proforma disposition adjustment	(52)	(23,854)	(1,034)	(64,375)
plus:				
Constant currency adjustment	(7,720)	-	(34,138)	-
Total operating revenues (as adjusted)	$ 1,916,268	$ 1,469,296	$ 3,524,041	$ 2,836,412

DIGITAL REALTY
2Q26 Financial Results 21

Reconciliation of Non-GAAP Items

To Their Closest GAAP Equivalent

Total Debt/Total Enterprise Value

Market value of common equity[i]			$	67,643,297
Liquidation value of preferred equity[ii]				755,000
Total debt at balance sheet carrying value				18,635,349
Total Enterprise Value			$	87,033,646
Total debt / total enterprise value				21.4%
Debt-plus-preferred-to-total-enterprise-value				22.3%

(i) Market Value of Common Equity

Common shares outstanding		370,010
Common units outstanding		6,665
Total Shares and Partnership Units		376,675
Stock price as of June 30, 2026	$	179.58
Market value of common equity	$	67,643,297

(ii) Liquidation value of preferred equity ($25.00 per share)

	Shares O/S	Liquidation Value
Series J Preferred	8,000	200,000
Series K Preferred	8,400	210,000
Series L Preferred	13,800	345,000
		755,000 [iv]

Net Debt/LQA Adjusted EBITDA

		QE 6/30/26
Total debt at balance sheet carrying value	$	18,635,349
Add: DLR share of unconsolidated joint venture debt		1,985,418
Add: Finance lease obligations, net		270,433
Less: Unrestricted cash		(2,352,457)
Net Debt as of June 30, 2026	$	18,538,743
Net Debt / LQA Adjusted EBITDA[iii]		4.7x

(iii) Adjusted EBITDA

Net Income (Loss) Available to Common Stockholders	$	443,108
Interest expense		113,943
(Gain) loss on debt extinguishment and modifications		-
Income tax expense (benefit)		33,675
Depreciation and amortization		507,106
EBITDA		1,097,832
Unconsolidated JV real estate related depreciation & amortization		62,972
Unconsolidated JV interest expense and tax expense		37,142
Severance accrual and equity acceleration and legal expenses		4,384
Transaction and integration expenses		38,703
(Gain) / loss on sale of investments		(7,988)
Provision for impairment		-
Other non-core adjustments, net		(82,084)
Net promote		(187,871)
Noncontrolling interests		4,318
Preferred stock dividends		10,181
Adjusted EBITDA	$	977,589
LQA Adjusted EBITDA (Adjusted EBITDA x 4)	$	3,910,357

Debt Service Ratio (LQA Adjusted EBITDA/GAAP interest expense plus capitalized interest and less bridge facility fees)

	QE 6/30/26
Total GAAP interest expense (including unconsolidated JV interest expense)	142,085
Add: Capitalized interest	37,102
GAAP interest expense plus capitalized interest	179,187
Debt Service Ratio	5.5x

Fixed Charged Ratio (LQA Adjusted EBITDA/total fixed charges)

	QE 6/30/26
GAAP interest expense plus capitalized interest	179,187
Preferred dividends	10,181
Total fixed charges	189,369
Fixed charge ratio	5.2x

Unsecured Debt/Total Debt

	QE 6/30/26
Global unsecured revolving credit facility	709,756
Unsecured term loans	427,681
Unsecured senior notes, net of discount	15,906,794
Secured debt, including premiums	1,591,118
Finance lease obligations, net	270,433
Total debt at balance sheet carrying value	18,905,782
Unsecured Debt / Total Debt	91.6%

Net Debt Plus Preferred/LQA Adjusted EBITDA

	QE 6/30/26
Total debt at balance sheet carrying value	18,635,349
Less: Unrestricted cash	(2,352,457)
Finance lease obligations, net	270,433
DLR share of unconsolidated joint venture debt	1,985,418
Net Debt as of June 30, 2026	18,538,743
Preferred Liquidation Value [iv]	755,000
Net Debt plus preferred	19,293,743
Net Debt Plus Preferred/LQA Adjusted EBITDA[iii]	4.9x

Note: For quarter ended June 30, 2026

DIGITAL REALTY

2Q26 Financial Results 22

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